UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2011

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The McGraw-Hill Companies, Inc.
(Exact name of registrant as specified in its charter)

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New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
1221 Avenue of the Americas,
New York, NY  10020
(Address of principal executive offices)

212-512-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 22, 2011, The McGraw-Hill Companies, Inc. received a “Wells Notice” from the Staff of the U.S. Securities and Exchange Commission (the “Commission”) stating that the Staff is considering recommending that the Commission institute a civil injunctive action against Standard & Poor’s Ratings Services, then a division of The McGraw-Hill Companies, Inc. (“S&P”), alleging violations of federal securities laws with respect to S&P’s ratings for a particular 2007 offering of collateralized debt obligations, known as “Delphinus CDO 2007-1”.  In connection with the contemplated action the Staff may recommend that the Commission seek civil money penalties, disgorgement of fees and other appropriate equitable relief.

The Wells Notice is neither a formal allegation nor a finding of wrongdoing.  It allows S&P the opportunity to provide its perspective and to address the issues raised by the Staff before any decision is made by the Commission on whether to authorize the commencement of an enforcement proceeding.  S&P has been cooperating with the Commission in this matter and intends to continue to do so.

A copy of the press release issued by The McGraw-Hill Companies, Inc. is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

    (c) Exhibits

    99.1    Press Release issued by The McGraw-Hill Companies, Inc. dated September 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 26, 2011

THE MCGRAW-HILL COMPANIES, INC. By: /s/ Kenneth M. Vittor Kenneth M. Vittor Executive Vice President and General Counsel

Exhibit Index

Exhibit Number	Description of Exhibits

99.1	Press Release issued by The McGraw-Hill Companies, Inc. dated September 26, 2011